UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Compensation Committee of the Board of Directors (the "Board") of TransEnterix, Inc., a Delaware corporation (the "Company") approved the grant to the executive officers of the Company of performance-based stock option awards under the Company’s 2007 Incentive Compensation Plan (the "Plan"). This represents the first awards of performance based stock options to the named executive officers. The shares underlying each award will be earned based on the achievement of three established performance objectives related to progressing the development of, regulatory approval for, and commercialization of the Company’s SurgiBot™ System. One-third of the performance-based stock options will be earned, if applicable, upon the achievement of one designated performance objective, or will be forfeited if such performance objective is not achieved. All performance-based stock options that have been earned are also subject to a service requirement – the stock options will vest (if earned) and become exercisable on September 30, 2015. The Compensation Committee also determined the 2013 bonus compensation for the named executive officers consistent with the established 2013 bonus plan and with past practice. Such compensation will be reported in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective February 18, 2014, the Board of Directors of the Company (the "Board") amended the Code of Business Conduct and Ethics (the "Code of Ethics") applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer. The amendment to the Code of Ethics affirms the application of the Code of Ethics to all employees, including officers, and directors of the Company, incorporates an anti-hedging policy applicable to executive officers and directors and updates the references to the Company to reflect its name change to TransEnterix, Inc. The Code of Ethics, as amended, is filed on the Company’s website at www.transenterix.com.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 12, 2014, certain stockholders (the "Majority Stockholders") of the Company took action by written consent (the "Written Consent") to authorize the Board to file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") to effect, at a time within the discretion of the Board, a reverse stock split (pro-rata reduction of outstanding shares) of the Common Stock at a reverse split ratio in the range of between 1-for-2 and 1-for-10 (the "Reverse Stock Split"). The specific Reverse Stock Split ratio will be determined by the Board, in its discretion, prior to filing the Certificate of Amendment. The Majority Stockholders executing the Consent held 161,485,511 shares, or approximately 66%, of the Company’s issued and outstanding common stock, par value $0.001 per share (the "Common Stock").
The approval of the Reverse Stock Split, in a ratio determined by the Board, to be effected by the filing of the Certificate of Amendment, was taken by the Written Consent pursuant to Section 228 of the Delaware General Corporation Law, which provides that any action that may be taken at a meeting of the stockholders may be taken by the written consent of the holders of the number of shares of voting stock required to approve the action at a meeting.

The Company will file and mail an Information Statement on Schedule 14C to its stockholders informing them of the action taken by written consent, which action will be effective twenty calendar days after the mailing of such Information Statement. A preliminary Information Statement on Schedule 14C was filed with the Securities and Exchange Commission on February 12, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

February 19, 2014	By:	Joseph P. Slattery

Name: Joseph P. Slattery
Title: Executive Vice President and Chief Financial Officer